UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 29, 2010

SOURCEFIRE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-33350 (Commission File Number)	52-2289365 (I.R.S. Employer Identification No.)

9770 Patuxent Woods Drive, Columbia, MD (Address of Principal Executive Offices)	21046 (Zip code)
Registrant’s telephone number, including area code: (410) 290-1616
N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 29, 2010, Sourcefire, Inc. (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Immunet Corporation, a California corporation (“Immunet”), Cloud Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of the Company, and certain shareholders of Immunet. Pursuant to the Merger Agreement, on December 30, 2010, Merger Sub merged with and into Immunet, with Immunet as the surviving company and becoming a wholly-owned subsidiary of the Company (the “Merger”).
     Immunet is a provider of advanced cloud-based anti-malware technologies.
     The Company agreed to acquire Immunet for an aggregate amount in cash up to $21 million (subject to later adjustment based on final determination of net working capital) (the “Merger Consideration”). The Merger Consideration includes $17 million paid at closing and up to $4 million payable to the holders of Immunet’s Common Stock and outstanding options and warrants to acquire Immunet’s Common Stock upon the achievement of certain post-closing milestones related to Immunet’s products. Under the terms of the Merger Agreement, all of Immunet’s outstanding Common Stock and Preferred Stock, as well as outstanding warrants to acquire Immunet’s Common Stock and Preferred Stock and outstanding, unexercised options to acquire Immunet’s Common Stock, were cancelled and converted into the right to receive an applicable portion of the Merger Consideration.
     The Merger Agreement contains customary representations, warranties and covenants. Pursuant to the Merger Agreement, Immunet’s shareholders will indemnify the Company, subject to certain limitations, for losses arising out of breaches of representations, warranties and covenants in the Merger Agreement, as well as certain other indemnification items specified in the Merger Agreement.
     Immunet’s Board of Directors unanimously adopted the Merger Agreement and approved the Merger and recommended adoption of the Merger Agreement and approval of the Merger by Immunet’s shareholders. A majority of Immunet’s stockholders, in the form of a written consent, have approved the adoption of the Merger Agreement and the Merger.
     The foregoing is a summary description of certain terms of the Merger Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as an exhibit to Sourcefire’s Form 10-K for the year ending December 31, 2010.
Item 8.01. Other Events.
     On January 5, 2011, the Company issued a press release announcing the closing of its acquisition of Immunet. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The Company also announced in the press release a conference call to be held at 5:00 p.m. today to discuss the Merger, the Company’s preliminary fourth quarter 2010 results and its initial 2011 outlook. The text of the Company’s discussion of its preliminary fourth quarter 2010 results is attached to this Current

Report on Form 8-K as Exhibit 99.2. Presentation slides to be discussed during the conference call are attached to this Current Report on Form 8-K as Exhibit 99.3.
Forward-Looking Statements
     The statements in this Form 8-K and the exhibits that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the risks that Sourcefire, Inc. will not be able to successfully integrate the acquisition into its business or that it will not otherwise achieve the anticipated benefits of the transaction, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release dated January 5, 2011, “Sourcefire Announces Acquisition of Immunet”

99.2	Text of January 5, 2011 discussion of Sourcefire preliminary fourth quarter 2010 results

99.3	Presentation slides dated January 5, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2011	SOURCEFIRE, INC.
	By:	/s/ Todd P. Headley
Todd P. Headley
Chief Financial officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press release dated January 5, 2011, “Sourcefire Announces Acquisition of Immunet”

99.2	Text of January 5, 2011 discussion of Sourcefire preliminary fourth quarter 2010 results

99.3	Presentation slides dated January 5, 2011